UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LASALLE HOTEL PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	36-4219376 (I.R.S. Employer Identification No.)

7550 Wisconsin Avenue
10th Floor
Bethesda, Maryland 20814
(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.3% Series J Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box.
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file numbers to which this form relates: 333‑208015

Securities registered pursuant to Section 12(g) of the Act: None

(Title of class)

ITEM 1.    Description of the Registrant’s Securities to be Registered
LaSalle Hotel Properties (the “Registrant”) hereby incorporates by reference herein the description of its 6.3% Series J Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series J Preferred Shares”), to be registered hereunder set forth under the heading “Description of the Series J Preferred Shares” in the Registrant’s prospectus supplement, dated May 18, 2016, to the prospectus, dated November 13, 2015 (the “Prospectus”), forming part of the Registrant’s registration statement on Form S-3 (File No. 333-208015) filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended, and related information under the heading “Description of Shares of Beneficial Interest—Preferred Shares” in the Prospectus. The Series J Preferred Shares are expected to be listed on the New York Stock Exchange.
ITEM 2.     Exhibits
The documents listed below are filed as exhibits to this registration statement:

Exhibit No.	Description
3.1
Articles of Amendment and Restatement of Declaration of Trust (including all articles of amendment and articles supplementary) (previously filed as Exhibit 3.1 to the Annual Report on Form 10-K filed with the SEC on February 18, 2015 and incorporated herein by reference)

3.2	Form of Articles Supplementary designating the Series J Preferred Shares
3.3	Third Amended and Restated Bylaws (previously filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on February 1, 2010 and incorporated herein by reference)
4.1	Form of certificate evidencing the Series J Preferred Shares

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Kenneth G. Fuller
Kenneth G. Fuller
Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Dated: May 20, 2016

EXHIBIT INDEX

Exhibit No.	Description
3.1
Articles of Amendment and Restatement of Declaration of Trust (including all articles of amendment and articles supplementary) (previously filed as Exhibit 3.1 to the Annual Report on Form 10-K filed with the SEC on February 18, 2015 and incorporated herein by reference)

3.2	Form of Articles Supplementary designating the Series J Preferred Shares
3.3	Third Amended and Restated Bylaws (previously filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on February 1, 2010 and incorporated herein by reference)
4.1	Form of certificate evidencing the Series J Preferred Shares